                                                                 Exhibit (a)(6)
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

-----------------------------------        -----------------------------------



                            Give the NAME and
                            SOCIAL SECURITY
For this type of account:   NUMBER of--
---------------------------------------------
1. One account              The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Husband and wife (joint  The actual owner
   account)                 of the account
                            or, if joint
                            funds, either
                            person(1)
4. Custodian account of a   The minor(2)
   minor
   (Uniform Gift to Minors
   Act)
5. Adult and minor (joint   The adult, or,
   account)                 if the minor is
                            the only
                            contributor, the
                            minor(2)
6. Account in the name of   The ward, minor,
   guardian or committee    or
   for a designated ward,   incompetent(3)
   minor, or incompetent
   person
7.a The usual revocable     The grantor-
   savings trust (grantor   trustee(1)
   is also trustee)
b So-called trust account   The actual
   that is not a legal or   owner(1)
   valid trust under state
   law
8. Sole proprietorship      The owner(4)
---------------------------------------------

                             Give the NAME
                             and EMPLOYER
                             IDENTIFICATION
For this type of account:    NUMBER of--
                                           --
 9. A valid trust, estate,   Legal entity (Do
    or pension trust         not furnish the
                             identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title.)(5)
10. Corporation              The corporation
11. Association, club,       The organization
    religious, charitable
    or educational, or
    other tax-exempt
    organization
12. Partnership held in the  The partnership
    name of the business
13. A broker or registered   The broker or
    nominee                  nominee
14. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a state or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                           --

-------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's name, the minor's name, or the incompetent person's name and furnish such person's SSN or EIN.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for individuals) or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on interest and dividend payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S.,
   Washington, D.C., or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.

Payments Exempt from Backup Withholding
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You will be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments of mortgage interest to you.
Exempt payees described above should file Substitute Form W-9 with the payor to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code.

Privacy Act Notice.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.